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                            Articles of Incorporation
                              (Pursuant To NRS 78)
                                 STATE OF NEVADA
                               Secretary of State

No. Dean Heller

1.  NAME OF CORPORATION: PEC, INC.

2. RESIDENT AGENT: Griffin Corporate Services Attn: Janice C. George Street Address: 1325 Airmotive Way, Suite 130, Reno 89502

3.  SHARES:
    Number of shares with par value: 1,000 Par Value: $.01 Number of share without par value: 0

4.  GOVERNING BOARD: Shall be styled as Directors
    The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and address are as follows:

    Allen J. Becker
    515 Post Oak Blvd.,  Suite 300
    Houston, Texas  77027

5.  PURPOSE:

6.  OTHER MATTERS:

7.  SIGNATURES OF INCORPORATORS:

    Janice C. George
    1325 Airmotive Way
    Reno, NV  89502

    /s/ Janice C. George
    -------------------------
    Signature

    State of Nevada County of Washoe

    This instrument was acknowledged before me on

    12/20/96, by /s/ Janice C. George
    --------     --------------------

    as incorporator of PEC, INC.

    /s/ Denise M. Peck
    ---------------------
    Notary Public
            (SEAL)

8. CERTIFICATE OF ACCEPTANCE APPOINTMENT OF RESIDENT AGENT
   Griffin Corporate Services hereby accepts appointment as Resident Agent for the above named corporation.

   /s/ Janice C. George                                    12/20/96
   -------------------------------                      ---------------
   Signature of Resident Agent (Assistant Secretary          Date
       Janice C. George